Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT: Judd P. Tirnauer
Executive Vice President & Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY ANNOUNCES FUTURE RELOCATION OF CORPORATE HEADQUARTERS AND DISTRIBUTION CENTER TO SOUTHERN NEW JERSEY
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Company Approved for an Incentive Package of $40 Million in Benefits, over a 10-year period, from State of New Jersey

Philadelphia, PA, September 12, 2013 -- Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today announced its plans to relocate its corporate headquarters and distribution center from Philadelphia, Pennsylvania to southern New Jersey.

The Company's corporate office operations (which are currently split between its headquarters at North 5th Street in Philadelphia and its offices in the Philadelphia Navy Yard) will move twelve miles from the current 5th Street headquarters facility to a completely renovated 74,000 square foot Class A office building in Moorestown, New Jersey. The Company expects this move to occur in Fall 2014.

The Company's distribution operations (which are currently split between its main distribution center at North 5th Street in Philadelphia and its distribution facility in the Philadelphia Navy Yard) will move approximately 23 miles from the current 5th Street distribution center to a new state-of-the-art 400,000 square foot build-to-suit distribution center to be built in Florence Township, New Jersey. The Company expects this move to occur in early 2015.

To help the Company offset the costs of its new headquarters and distribution center facilities, the Board of the New Jersey Economic Development Authority today approved the Company for an incentive package of $40 million in benefits, over a 10-year period, from the State of New Jersey under the Grow New Jersey Assistance Program.

Ed Krell, Chief Executive Officer of Destination Maternity, commented, "We are very excited to announce our plans for a new corporate headquarters facility and a new distribution center in southern New Jersey.

"Our current combined headquarters and distribution center facility on 5th Street in Philadelphia has served us well since we moved there in 1996, when we were less than a $200 million annual sales company. However, we are now a significantly larger and more complex business, with over $500 million of annual sales, multiple brands and distribution channels, including approximately 3,000 doors of distribution, and a focus on omnichannel growth, including significant focus on continued long-term growth through Internet and international expansion. In addition, in recent years, we have intensified our efforts and our investment in people to drive continued improvement in our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation, store environment and customer experience.

"Given our growth over time and our corporate goals, we determined that in order to reach our full potential as the global leader in the maternity apparel business, we needed to expand and improve our office facilities and our distribution center facilities. The headquarters move will allow us to create a more modern, spacious, bright and open office environment for our headquarters team members, which promotes the kind of collaborative teamwork, creativity and problem solving across all brands and functional areas which is so critical to our continued growth and success. The distribution center move will provide us with a new, build-to-suit, state-of-the-art facility with greater space, a more efficient single-story layout and new material handling equipment to increase the capacity and efficiency of our distribution operations.

"A critical factor in our decision to relocate our headquarters and distribution facility to New Jersey was the approval we have obtained from the New Jersey Economic Development Authority for an incentive package of $40 million in benefits, over a 10-year period, from the State of New Jersey in connection with our relocation, under the Grow New Jersey Assistance Program. We greatly appreciate the willingness of the State of New Jersey to provide us with such a significant incentive package for our relocation. Without this financial incentive package, it would have been impossible for us to make this relocation project a reality. We are also grateful for the support and the customer service approach of the New Jersey Business Action Center, led by Lt. Governor Guadagno. The Center was a valuable resource to us as we contemplated relocating to New Jersey."

"We applaud Destination Maternity's decision to choose New Jersey as the new home for its headquarters and distribution facility," said New Jersey Lt. Governor Kim Guadagno. "The Christie Administration is committed to ensuring that businesses like Destination Maternity have the necessary tools and assistance to succeed and grow in our state. New Jersey is proud to welcome yet another successful international business to the Garden State."

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Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2013, Destination Maternity operates 1,893 retail locations, including 606 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,287 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl's® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of June 30, 2013, Destination Maternity has 141 international franchised locations, including 123 shop-in-shop locations and 18 Destination Maternity branded stores.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding relocation of its operation and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel,  expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocation of our headquarters and distribution center facilities with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.